UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   October 30, 2013

EFLO ENERGY, INC.
(Name of Small Business Issuer in its charter)

Nevada	000-54328	26-3062721
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

333 N. Sam Houston Parkway East, Suite 600, Houston, Texas  77060
 (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (281) 260-1034

(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

See Item 3.02 below.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

On October 30, 2013 we sold convertible notes having an aggregate principal amount of $2,255,000 (the “Convertible Notes”), to 22 accredited investors, under the following general terms (the "Convertible Note Offering"):

A.	The maturity date of the Convertible Notes is eighteen months from the date of issuance.

B.	The principal amount of the Convertible Notes is convertible into shares of our common stock at a price of $1.00 per share.

C.	The Convertible Notes bear interest at 10% per annum payable, at our election, in cash or shares of our common stock at a rate of $1.25 per share.

D.
The interest rate payable on the Convertible Notes is subject escalation to 12.5% or 15.0% per annum for the entire period during which the Convertible Notes are outstanding, in the event we do not complete our migration to a senior stock exchange within 9 or 12 months, respectively, from date of issuance.

E.
We also issued stock purchase warrants in connection with the Convertible Note Offering providing for the purchase of up to 1,127,500 shares of our common stock (1 full share for each $2.00 invested in the Convertible Notes”) at an exercise price of $1.25 per share for a period of three years (the "Stock Purchase Warrants”).

In aggregate, 3,382,500 shares of our common stock (comprised of 2,255,000 shares issuable on conversion of the principal of the Convertible Notes and 1,127,500 shares issuable on exercise of the Stock Purchase Warrants), or such greater number of shares as may be issuable upon election of the interest repayment in common stock under the terms of the Convertible Notes, has been reserved for issuance upon conversion of the Convertible Notes or exercise of the Stock Purchase Warrants in accordance with their terms.

We relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 with respect to the sale of Convertible Notes and Stock Purchase Warrants. The note holders were sophisticated investors who were provided full information regarding our business and operations. There was no general solicitation in connection with the offer or sale of these securities. The certificates representing the Convertible Notes and Stock Purchase Warrants bear a restricted legend providing that they cannot be sold unless pursuant to an effective registration statement or an exemption from registration. Any of our shares issued in connection with conversion or exercise of these securities will be similarly restricted. We paid $176,400 in finder’s fees with respect to the Convertible Note Offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EFLO ENERGY, INC.

Date: October 30, 2013	By:	/s/ Robert Wesolek
Robert Wesolek
Chief Financial Officer